Exhibit 23















                     CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of Hannaford Bros. Co. and subsidiaries on Form S-8 (File Nos.
2-77902, 2-77903, 2-98387, 33-1281, 33-22666, 33-31624, 33-45273, 33-60119,
33-60655 and 33-60691) of our report dated January 17, 1996, on our audits of the consolidated financial statements and financial statement schedules of Hannaford Bros. Co. and subsidiaries as of December 30, 1995 and December 31, 1994, and for each of the three years in the period ended December 30, 1995, which report is included in this annual report on Form 10-K.


s/Coopers & Lybrand


Portland, Maine
March 12, 1996